Exhibit 10.1

June 5, 2014

Caliber Imaging and Diagnostics

(a/k/a Lucid Inc.)

50 Methodist Hill Drive, Suite 1000

Rochester, NY 14623

Re:          Subscription for Shares of Common Stock

Ladies and Gentlemen:

The undersigned (the “Undersigned”) hereby subscribes for 200,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, of Caliber Imaging and Diagnostics (a/k/a Lucid Inc.), a New York corporation (the “Corporation”), at a purchase price of $1.00 per share or for consideration of $200,000 in the aggregate (the “Aggregate Purchase Price”). As of the date hereof, the last reported trade of the Corporation’s Common Stock was at $0.65 per share (the “Current FMV”).

In the event of a Qualified Financing (as defined below), if the purchase price per share of the Common Stock sold by the Corporation in such Qualified Financing (the “Qualified Financing Price”) is less than $1.00 per share, the Corporation shall issue to the Undersigned additional shares of Common Stock (the “Additional Shares”) computed using the following formula (rounded to the nearest whole share):

X = [Y/(1-(A-B))] - Z

where:

X = the Additional Shares to be issued to the Undersigned

Y = the Aggregate Purchase Price

Z = the number of Shares originally purchased hereunder

A = $1.00 per share

B = the greater of the Current FMV or the Qualified Financing Price

The term “Qualified Financing” shall mean any institutional or other financing for the account of the Corporation involving the issuance and sale of shares of Corporation’s “equity securities” (as defined in the Securities Exchange Act of 1934, as amended, and excluding evidences of indebtedness not convertible into voting securities) which occurs on or before November 1, 2014 and at which time the aggregate gross proceeds received (or commitments for amounts to be received) by the Corporation (excluding conversion of all outstanding notes issued by the Corporation convertible at such event) equals or exceeds $6 million.

In addition, in the event the Qualified Financing includes the issuance of warrants to the investors therein, then the Corporation shall also issue to the Undersigned, for no additional consideration, a warrant (on terms identical to the warrants issued to such investors) to purchase a Proportionate Number of shares of Common Stock. The term “Proportionate Number” shall mean the number of warrant shares an investor in the Qualified Financing would receive (without regard to required minimum investment amounts or investment increments) if they invested in the Qualified Financing an amount equal to the Aggregate Purchase Price.

For example, if pursuant to the terms of the Qualified Financing, an investor therein purchases, for an aggregate price of $26,000, 40,000 shares of Common Stock and receives a warrant to purchase an additional 20,000 shares of Common Stock, then the Undersigned would receive an additional 107,692 shares of Common Stock ([$200,000 ÷ (1- ($1.00 - $.65))] – 200,000 = ($200,000/ $.65) – 200,000 = 307,692 – 200,000 = 107,692) and would receive a warrant to purchase 153,846 shares of Common Stock (307,692 x = 153,846).

All of the Shares and Additional Shares (if any) so received will be taken by the Undersigned for the Undersigned’s own account as an investment and not with a view to the distribution thereof.

It is understood that the Corporation will issue the Shares and Additional Shares (if any) without their registration under the Securities Act of 1933, as amended (the “Act”); therefore, the Shares and Additional Shares (if any) may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

/s/ L. Michael Hone

L. Michael Hone

AGREED AND ACKNOWLEDGED:

CALIBER IMAGING & DIAGNOSTICS

(a/k/a LUCID INC.)

By: /s/ William J. Shea

Name: William J. Shea

Title: Chairman of the Board of Directors

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